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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated March 10, 2008 (except for Note 1, as to which the date is May 23, 2008), with respect to the combined financial statements of Chase Paymentech contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

Dallas, Texas
July 16, 2009

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  Exhibit 23.3